SECURITIES AND EXCHANGE COMMISSION

			Washington, D. C. 20549


				FORM 8-K

			CURRENT REPORT

	  	Pursuant to Section 13 or 15(d) of the
 		Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    January 15, 2004

		AMSTAR FINANCIAL SERVICES, INC.
	(Exact name of registrant as specified in its charter)

      Florida                    0-25803              65-0181535
(State or other jurisdiction     (Commission         (IRS Employer
of incorporation)                  File No.)     Identification No.)

		10800 Biscayne Blvd., Suite 500, Miami, FL 33161

Registrant's telephone number, including area code     (305) 751-3232

Item 5.  Other events

On January 15, 2004 the registrant filed a press release discussing $3,000,000 asset acquired.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit 99.	Press Release dated January 15, 2004 announcing $3,000,000
asset acquired.





	SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AMSTAR FINANCIAL SERVICES, INC., INC.


By:                            s/Nelson A. Locke

January 19, 2004               Nelson A. Locke
                               Chairman




Exhibit 99, Press Release.

Amstar Financial Services Acquires $3,000,000 Asset

JUPITER, Fla.--(BUSINESS WIRE)--Jan. 15, 2004--
Amstar Financial Services, Inc. (OTCBB:AMAF) announced effective 12/31/03 it acquired a $3,000,000 Asset subject to additional diligence. The $3,000,000 Asset is a Note Receivable secured by a 1st Mortgage on land recently valued at over $50,000,000. The Asset was acquired in exchange for fully restricted shares of Amstar common stock valued at 75 cents per share, and Amstar will retain all voting rights until the Note is paid.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995 provides a safe harbor from civil litigation for forward-looking statements. This news release contains information regarding the Company's acquisition of a $3,000,000 Asset in exchange for fully restricted common stock issued at a value of 75 cents a share. It is uncertain if this will have an effect of any kind on our future business results. Our results are subject to risks and uncertainties that could cause our actual performance to differ materially from those previously expected and discussed in prior press releases or SEC filings. Factors that might cause such a difference include the possibility of lower revenues for the balance of the fiscal year, greater than anticipated operating costs, issuance of additional shares, the outcome of other litigation, the decline of availability of mortgages at reasonable rates, and a downturn in general economic conditions. These forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made. To contact Investor Relations, email the Company at info@americassenior.com. The Company's web addresses are www.americassenior.com, www.synergy-mortgage.com and www.jupiter-mortgage.com.

CONTACT:Amstar Financial Services, Inc., Jupiter Nelson Locke,
800-760-5363, Ext. 2266 Fax: 305-762-5548 E-mail: info@americassenior.com

SOURCE: Amstar Financial Services, Inc.